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                                                                    EXHIBIT 21.0



                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                   Jurisdiction of Incorporation
----------                   -----------------------------

TRAK International, Inc.                 Delaware
Lull International, Inc.                 Delaware